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METLIFE CAPITAL EQUIPMENT LOAN TRUST 1997-A                         EXHIBIT 99.1

$304,203,000      Class A 6.85% Asset Backed Notes
$26,452,783       Class B Fixed Rate Asset Backed Notes

           STATEMENT TO NOTEHOLDERS PURSUANT TO SECTION 5.06 OF THE
                       TRANSFER AND SERVICING AGREEMENT

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Payment Date:                                                                             22-Dec-97

(i)  Amount of principal being paid on the Notes:
          (a)  Class A Notes                                                                  $0.00
                 per $1,000 original principal amount:                                  $0.00000000

          (b)  Class B Notes                                                                  $0.00
                 per $1,000 original principal amount:                                  $0.00000000

          (c)  Total                                                                          $0.00

(ii)  Amount of interest being paid on the Notes
          (a)  Class A Notes                                                          $1,736,492.13
                 per $1,000 original principal amount:                                  $5.70833335

          (b)  Class B Notes                                                            $130,453.74
                 per $1,000 original principal amount:                                  $4.93156958

          (c)  Total                                                                  $1,866,945.87

(iii) Balances at the end of the related Collection Period
          (a)  Pool Balance at the end of the related Collection Period             $330,655,783.00
          (b)  aggregate Principal Balance of the Receivables                       $330,651,299.00
          (c)  amount in the Principal Funding Account                                    $4,484.00

(iv)  After giving effect to distributions on this Distribution Date:
          (a)  outstanding principal amount of Class A Notes:                       $304,203,000.00
          (b)  Class A Note Pool Factor:                                                  1.0000000

(v)   Amount of Servicing Fee being paid:                                               $137,773.24

(vi)  Amount of Administration Fee being paid:                                              $500.00

(vii) Aggregate Acquisition Amounts for Collection Period:
          (a) by Transferor                                                                   $0.00
          (b) by Servicer                                                                     $0.00

(viii) Amount of Realized Losses for the Collection:                                          $0.00

(ix)  Ending Reserve Account Balance:                                                 $4,742,046.01

(x)   Specified Reserve Account Balance:                                              $4,742,046.01

(xi)  (a)  Noteholders' Class A Interest Distributable Amount:                        $1,736,492.13
      (b)  Noteholders' Class B Interest Distributable Amount:                          $151,001.30
      (c)  Class A Noteholders' Principal Distributable Amount:                               $0.00
      (d)  Class B Noteholders' Principal Distributable Amount:                               $0.00
      (e)  Amount withdrawn from Reserve Account per Section 5.05                             $0.00

(xii) Deliquency Summary
      (a)  Delinquencies 61 to 90 days                                                  $565,698.00
      (b)  Delinquencies over 90 days                                                   $122,958.00

(xiii) Deliquency Summary - % of aggregate principal balance of the receivables
      (a)  Delinquencies 61 to 90 days                                                         0.17%
      (b)  Delinquencies over 90 days                                                          0.04%
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